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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): December 5, 2003

                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                    000-22433                  75-2692967
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                            6300 Bridgepoint Parkway
                             Building Two, Suite 500
                               Austin, Texas 78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (512) 427-3300

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Item 5. Other Events.

      Rule 10b5-1(c) of Regulation FD of the Securities and Exchange Act of 1934 provides an exemption to the insider trading rules in the form of an affirmative defense. According to the SEC, the provision "is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision [and] will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information."

      Pursuant to Rule 10b5-1(c), Mr. A. Lance Langford, Executive Vice President Operations, Mr. Jeffery E. Larson, Executive Vice President Exploration, and Mr. David T. Brigham, Executive Vice President Land & Administration, have each adopted a written plan agreement relating to future sales of part of their Brigham Exploration Company common stock and option positions. The officers are entering into the 10b5-1(c) plans in order to diversify their financial holdings over a more extended period of time, rather than the traditional trading "windows." Under Rule 10b5-1(c), all such sales will be deemed not to be made "on the basis of" material nonpublic information, because the officers were not aware of any such information when the plans were adopted.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     BRIGHAM EXPLORATION COMPANY

Date: December 5, 2003                     By: /s/ Eugene B. Shepherd, Jr
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                                           Eugene B. Shepherd, Jr.
                                           Executive Vice President &
                                           Chief Financial Officer